UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2011

China New Energy Group Company
(Exact name of Registrant as specified in its charter)

Delaware	001-32691	65-0972647
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 18/F, Block B1, TianJin Emperor Place
No. 85 NanJing Road
HePing District, Tianjin, 300042
People's Republic of China

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-22-2321 0508

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets

Completion of Acquisition of 70% interest of Friendship Co.

As more fully described in our Form 8-K filed with the Securities Exchange Commission (“SEC”) on September 20, 2010 (the “8-K”), on September 14, 2010, China New Energy Investment Co., Ltd (“Buyer”), a wholly-owned PRC subsidiary of China New Energy Group Company (the “Company”), entered into:

•
an Equity Transfer Agreement (the “Century Dadi Acquisition Agreement”) with Beijing Fengyin Xianghe Scientific Technology Co., Ltd. (“Seller”), a PRC company controlled by Mr. Tang Zhixiang (“Mr. Tang”), to acquire from the Seller a 70% equity interest in Beijing Century Dadi Gas Engineering Co., Ltd., a PRC company (“Century Dadi”); and

•	an Equity Transfer Agreement (the “Zhoulu Dadi Agreement”) with Seller and Mr. Tang, to acquire from the Seller a 70% equity interest in Zhoulu Dadi Gas Co. Ltd., a PRC company (“Zhoulu Dadi”).

Summaries of the terms of the Century Dadi Acquisition Agreement and Zhoulu Dadi Agreement (the “September Acquisition Agreements”) are incorporated herein by reference to the 8-K.

As more fully described in the Form 10-Q for the quarterly period ended September 30, 2010, filed by the Company with the SEC on November 22,  2010 (the “10-Q”), on October 28, 2010, the parties restructured the September Acquisition Agreements such that the Buyer entered into an Equity Transfer Agreement (the “Friendship Co. Agreement”) with Seller and Mr. Tang, to acquire a 70% equity interest in Tianjin Dadi Friendship Co. Ltd., a PRC company (“Friendship Co.”) from the Seller.  Prior to entering into the Friendship Co. Agreement, Seller transferred to Friendship Co. its 100% ownership in each of Century Dadi and Zhoulu Dadi.  Accordingly, on consummation of the acquisition of the 70% interest of Friendship Co. contemplated by the Friendship Co. Agreement, Buyer became the indirect owner of 70% of each of Century Dadi and Zhoulu Dadi through its 70% ownership of Friendship Co., which in turn owns a 100% equity interest in each of Century Dadi and Zhoulu Dadi.

The total purchase price for the 70% equity interest in Friendship Co. is approximately $39.71 million (RMB 270,000,000).  The purchase price is payable in three installments.  The first installment is for $17.6 million, the second installment is for $19.12 million and the third installment is for $2.99 million, respectively.   Each payment is subject to satisfaction of certain preconditions.

On September 17, 2010, the Company deposited the first installment of the purchase price into a mutually managed account which amount was released to the Seller on December 8, 2010 following satisfaction by the Seller of the released conditions.

Under the terms of the Friendship Co. Agreement, the transfer of the 70% interest in Friendship Co. was deemed to be complete on the date (following payment of the first installment) of the delivery by the Buyer to the Seller of written confirmation that the Seller has performed all of its closing obligations required to be performed by the Seller under the agreement.  On January 11, 2011 the Company delivered to the Seller the written confirmation of completion of the transfer.

The Company plans to raise additional capital from third party investors to fund the payment of the second and third installment payments.  Under the terms of the agreement in the event the Buyer is unable to pay the second installment of the purchase price (after the expiration of the applicable grace periods) then Buyer is required to transfer 42% of the Friendship Co. back to the Seller.

The Company has an option to acquire the remaining 30% equity interest in Friendship Co. for a price of $19.55 million (RMB 130,000,000).

Funding of Purchase Price

Payment of First Installment

Sale of Series C and D Preferred Stock

As more fully described in the 8-K, on September 14, 2010, the Company entered into a Series C and Series D Convertible Preferred Stock Securities Purchase Agreement (the “Securities Purchase Agreement”) with China Hand Fund I, LLC (“China Hand”),  providing for the sale to China Hand of (i) 18.73 shares of the Company’s Series C Convertible Preferred Stock, and (ii) 4 shares of the Company’s Series D Convertible Preferred Stock for an aggregate purchase price of $15,000,000.   The closing occurred on September 14, 2010.  Immediately following the closing, China Hand transferred its rights to the Series C Preferred Stock and to 2 of shares of Series D Preferred Stock to Vicis Capital Master Fund (“Vicis”).  As the beneficial owner of 79.9% of our outstanding voting securities before the closing, Vicis is an affiliate.

The proceeds of this financing were used to finance a portion of the first installment of the purchase price for the acquisition of the 70% equity interest in Friendship Co.

Notes Offering

As more fully described in the 8-K, on September 14, 2009, the Company entered into and consummated the sale to certain accredited investors pursuant to the Note Purchase Agreements (the “Note Purchase Agreements”) of Convertible Notes which were originally due October 15, 2010 (the “Notes”) in the aggregate principal amount of $3,000,000.  The maturity date of the Notes was extended to February 28, 2011.

The proceeds were used to fund the payment of a portion of the first installment of the purchase price for the acquisition of the 70% equity interest in Friendship Co.

Payment of Second and Third Installment

Additional Financing

The Company plans to raise additional capital from third party investors to fund the payment of the second and third installment payments but there can be no assurance that the Company will be successful in its efforts to raise additional financing.

Backstop Agreement

On September 14, 2010, the Company and China Hand entered into a Backstop Agreement pursuant to which China Hand (or its designee) agreed to provide additional financing of up to $20,100,000 to the extent that the Company is unable to raise capital from third party investors prior to the time the second and third installment of the purchase price for the acquisition of the 70% equity interest Friendship Co. become due.

Item 9.01     Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired

Financial statements of business acquired for periods will be provided no later than 71 calendar days of the due date of this report.

(d)      Exhibits

Exhibit No.	Description
10.1
Equity Transfer Agreement on 70% Equity of Tianjin Dadi Friendship Co. Ltd., dated October 28, 2010, by and among China New Energy Investment Co., Ltd, Beijing Fengyin Xianghe Scientific Technology Co., Ltd. and Mr. Tang Zhixiang

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2011

CHINA NEW ENERGY GROUP COMPANY
(Registrant)

By:	/s/ Yangkan Chong
Yangkan Chong
Chief Executive Officer